Exhibit 99.2

2017 Second Quarter Financial Review July 26, 2017 Matt Kaplan, President and Chief Executive Officer Randy Nebel, Executive Vice President of Integrated Packaging Andrea K. Tarbox, Executive Vice President and CFO

Forward-looking Statements The information in this presentation and statements made during this presentation may contain certain forward-looking statements within the meaning of federal securities laws. These statements reflect management’s expectations regarding future events and operating performance. Risk Factors These forward-looking statements involve a number of risks and uncertainties. A list of the factors that could cause actual results to differ materially from those expressed in, or underlying, any forward-looking statements can be found in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports. The Company disclaims any obligation to revise or update such statements to reflect the occurrence of events after the date of this presentation. Non-GAAP Financial Measures This presentation refers to non-U.S. GAAP financial information. A reconciliation of non-U.S. GAAP to U.S. GAAP financial measures is available at the end of the press release and on the company’s website at KapStonepaper.com under Investors. Forward-Looking Statements 2

Quarter 2 Financial Summary (1) Percentage change calculations made using unrounded source financials (2) Excludes non-cash stock compensation and changes in contingent consideration, and acquisition, integration, severance expenses, union bonus ratification and other charges. Net of accumulated tax adjustments for Adjusted Net Income 3 ($ in Millions, except per share) Q2 2017 Q2 2016 Inc/(Dec)(1) Q1 2017 Inc/(Dec)(1) Net Sales $823 $785 5% $766 7% Net Income $20 $21 (5%) $6 230% Diluted EPS $0.20 $0.21 (5%) $0.06 233% EBITDA $88 $89 ---$66 33% Adjusted EBITDA(2) $100 $97 3% $81 23% Adj. Net Income(2) $27 $26 3% $15 78% Adj. Diluted EPS $0.27 $0.27 ---$0.15 80%

Q2 2017 Compared to Q2 2016 $9 $100 $4 $97 Price/mix was favorably impacted by: Higher average mill selling prices, up $37 per ton Higher prices of $23 million due to $18 million for higher domestic containerboard and corrugated prices, $3 million of higher export containerboard prices, and $2 million of higher kraft paper and Kraftpak ® prices Favorable product mix of $3 million primarily reflects 25,000 tons of lower export containerboard and roll pulp Other costs includes $4 million for an unplanned boiler outage in Charleston 4 $ in Millions $ in Millions Favorable Price/Mix offset by OCC and Other Costs Net Sales $785$26$4$8$823 Adjusted EBITDA $26$1$1$12

Q2 2017 Compared to Q1 2017 $10 $14 Price/mix was favorably impacted by: Higher average mill selling prices, up $13 per ton Higher prices of $8 million due to March domestic containerboard and corrugated products increases, $3 million of higher export containerboard prices, and $2 million of higher kraft paper and Kraftpak® prices Favorable product mix of $1 million primarily reflects higher domestic containerboard shipments Distribution segment (Victory Packaging) sales $42 million higher. Adjusted EBITDA up $10 million on the increase in sales and improved margins Higher planned outage costs includes $9 million for the Roanoke Rapids mill annual outage in April 5 $ in Millions $ in Millions Favorable Price/Mix, Seasonality and Productivity offset by Outages Net Sales $766$14$1$42$823 Adjusted EBITDA $9$2$1$11$100 $81

Cash Flows For Q2 2017 cash flow from operations decreased $14 million YOY primarily due to higher working capital Capex of $35 million Net debt at June 30, 2017 - $1,555 million up $32 million from March 31, 2017 No principal payments due until 2019 Debt to EBITDA leverage ratio (per credit agreement) 4.17 times – June 30, 2017 $10 million cash dividend paid in April No pension plan funding required in 2017 6 $ in Millions Q2 Operating Cash Flows $31 20162017 $17

Quarterly Key Performance Indicators 476 447 223 7 (1)Containerboard includes all domestic and export sales of linerboard and medium (2)Specialty paper includes kraft paper, Durasorb®, Kraftpak® and roll pulp Sales and Production Average Mill Revenue per Ton $661$648$624 2Q 171Q 172Q 16 Tons Produced (000) 688678668 2Q 171Q 172Q 16 Mill External Shipments (000) 464474480 2Q 171Q 172Q 16 Paper and Packaging Product Mix (000 Tons) Containerboard and Corrugated Products(1) Specialty Paper(2) 264257 2Q 171Q 172Q 16 2Q 171Q 172Q 16

Key Assumptions for Q3 2017 8 Price/Mix benefits versus Q2 should be: Full realization of spring domestic containerboard and corrugated price increase: Q3 - $16 million Higher export prices: Q3 - $1 million Specialty paper grades and medium: Q3 - $3 million Seasonally improved product mix : Q3 - $2 million Planned maintenance outages: $7 million lower than Q2 2017 Average fiber costs should be up approximately $2 million from Q2 2017 Higher OCC offset by lower virgin fiber One extra mill production day Non-recurrence of Q2 Charleston unplanned boiler outage: $4 million Higher salaried incentives resulting from anticipated increased earnings $8 million higher than Q2 Higher interest expense, up 40 bps due to Fed hike and leverage Effective income tax rate of 34 percent. Cash income tax rate of 28 percent CAPEX in Q3 2017: $30 million Full year 2017: $136 million

Maintenance Outage Expense & Production Impact *The 12,800 ton impact includes 11,600 tons at Roanoke Rapids ** 10,900 ton impact mainly reflects a machine upgrade at Charleston *** Includes recovery boiler outages in Longview and Roanoke Rapids, and a cogeneration outage at Charleston 9 Financial Impact ($ in millions) Q1 Q2 Q3 Q4 Year 2015 Actual $ 8.6 $11.1 $4.4 $ 13.3 $ 37.4 2016 Actual $6.6 $19.0 $3.8 $3.2 $ 32.6 2017 Actual / Forecast $6.2 $17.6 $10.8 $11.0 $ 45.6 Lost Production Impact (Tons) Q1 Q2 Q3 Q4 Year 2015 Actual 2,000 10,400 2,400 16,900 31,700 2016 Actual 4,800 12,900 1,900 5,300 24,900 2017 Actual / Forecast 6,400 12,800* 10,900** 9,500*** 39,600